EXHIBIT 10.1

                                     AMENDED
                              EMPLOYMENT AGREEMENT
                                  BY AND AMONG
                           FEDERAL TRUST CORPORATION,
                               FEDERAL TRUST BANK,
                                       AND
                               JAMES V. SUSKIEWICH

         THIS EMPLOYMENT AGREEMENT is made, entered into, and is effective as of this 18th day of December, 1998 ("Effective Date"), by and between Federal Trust Corporation, a Florida corporation ("Company"), Federal Trust Bank, a federally chartered stock savings bank which has its principal office in Winter Park, Florida ("Bank") and James V. Suskiewich ("Executive").

         WHEREAS, Executive is presently employed by the Company and the Bank in the capacity of President and Chief Executive Officer of these entities and possesses considerable experience and an intimate knowledge of the business and affairs of the Company and the Bank, their policies, methods, personnel, and operations; and

         WHEREAS, the Company's primary subsidiary is the Bank; and

         WHEREAS, the Company and the Bank recognize that Executive's contributions have been substantial and meritorious and, as such, Executive has demonstrated unique qualifications to act in an executive capacity for the Company and the Bank; and

         WHEREAS, the Company and the Bank are desirous of assuring the continued employment of Executive in the above stated capacities, and Executive is desirous of having such assurance;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                          ARTICLE 1. TERM OF EMPLOYMENT

         The Company and the Bank hereby agree to employ Executive and Executive hereby agrees to continue to serve the Company and the Bank, in accordance with the terms and conditions set forth herein, for an initial period of three years, commencing as of the Effective Date of this Agreement, as indicated above. Upon each new day of the three year period of employment from the Effective Date until the Executive's 65th birthday, the term of this Agreement automatically shall be extended for one additional day, to be added to the end of the then-existing three year term. Accordingly, at all times prior to (i) the Executive's attaining age 65 and (ii) a notice of employment termination (or an actual termination), the term of this Agreement shall be three full years. However, either party may terminate this Agreement by giving the other party written notice of intent not to renew. Additionally, the automatic extensions of the term of this Agreement shall immediately be suspended upon termination of Executive by reason of death, Disability (see Section 6.2), or Retirement (see
Section 6.1), or an employment termination made voluntarily by Executive (other than for Good Reason pursuant to Section 6.7), or involuntarily for Cause (pursuant to Section 6.5), or for any of the reasons set out in Section 6.6. The provisions applicable to such suspensions of the term of this Agreement are set forth in those Sections pertaining to each of such types of employment termination.

         In the event Executive gives notice of employment termination, the term of this Agreement shall expire upon the ninetieth (90th) day following the delivery to the Company and the Bank of such notice of employment termination. Except as otherwise provided in the following paragraph with respect to a voluntary termination for Good Reason (see Section 6.7), a voluntary employment termination by Executive shall result in the termination of the rights and

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obligations of the parties under this  Agreement;  provided,  however,  that the terms and provisions of Article 9 shall continue to apply.

         In the event the Company and the Bank desire to involuntarily terminate the employment of Executive (for purposes of this Agreement, a voluntary employment termination by Executive for Good Reason shall be treated as an involuntary termination of the Executive's employment without Cause), the Company and the Bank shall each deliver to Executive a notice of employment termination, and the following provisions shall apply:

         (a)      In the event the  involuntary  termination  is for Cause  (see
                  Section 6.5 herein), the term of this Agreement shall terminate on the 90th day following delivery to Executive of such notice of termination. Such a termination for Cause shall result in the termination of all rights and obligations of the parties under this Agreement; provided, however, that the terms and provisions of Article 9 shall continue to apply, and
                  Section 6.5 shall apply until payments required thereunder have been made.

         (b) In the event the involuntary termination is without Cause, Executive shall be entitled to receive the severance benefits set forth in Section 6.4 herein; provided, however, that the terms and provisions of Article 9 shall continue to apply and
                  Section 6.4 shall apply until payments required thereunder have been made.

                    ARTICLE 2. POSITION AND RESPONSIBILITIES

         During the term of this Agreement, Executive agrees to serve as President and Chief Executive Officer of the Company and of the Bank, and as a member of the Company's and the Bank's Board of Directors if so elected. In his capacity as President and Chief Executive Officer of the Company and of the Bank, Executive shall report directly to the Board of Directors of the Company (with respects to his functions as an Executive of the Company) and to the Board of Directors of the Bank (with respects to his functions as an Executive of the
Bank). Executive shall serve as the first in command and have management responsibility over the operations of the Company and of the Bank. Executive shall also perform such executive services for the Bank as may be consistent with his titles or be assigned to him by the Board of Directors of either the Company, the Bank, or both. Executive shall have the same status, privileges, and responsibilities normally inherent in such capacities in financial institutions of similar size and characteristics.

         The services of Executive shall be rendered principally in Winter Park, Florida, but it is understood that he shall do such traveling on behalf of the Company and/or the Bank as may be reasonably required.

                           ARTICLE 3. STANDARD OF CARE

         During the term of this Agreement, Executive agrees to devote substantially his full working time, attention, and energies to the Company's and the Bank's business and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. However, Executive may serve as a director of other companies so long as such service is not injurious to the Company or the Bank, and provided that such service is approved by both the Board of the Company and of the Bank as may be required under their respective Bylaws.

         Executive covenants, warrants, and represents that he shall:

         (a) Devote his full and best efforts to the fulfillment of his employment obligations; and

         (b) Exercise the highest degree of loyalty and the highest standards of conduct in the performance of his duties.

         This Article 3 shall not be construed as preventing Executive from investing assets in such form or manner as

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will not require  his  services  in the daily  operations  of the affairs of the companies in which such investments are made.


                             ARTICLE 4. COMPENSATION

         The Bank shall be primarily responsible for providing to Executive his salary, bonus, and other benefits and perquisites available to him pursuant to this Agreement (except for the benefit outlined in Section 4.3, for which the Company is primarily liable). The Company shall proportionally reimburse the Bank, on an annual basis, for the time that Executive spends performing duties for the Company. For example, if Executive spends, in a particular year, 20% of his time working for the Company, the Company shall then reimburse the Bank 20% of the annual cost to the Bank of complying with this Agreement. As remuneration for all services to be rendered by Executive during the term of this Agreement, and as consideration for complying with the covenants herein, the Bank shall pay and provide to Executive the following:

         4.1 BASE SALARY. The Bank shall pay Executive a Base Salary in an amount which shall be established from time to time by the Board of Directors of the Bank or the Board's designee; provided, however, that such Base Salary shall not be less than one hundred and forty thousand dollars ($140,000.00) per year and if subsequently increased shall not be less than such increased amount ("Base Salary"). This Base Salary shall be paid to Executive in equal semimonthly installments throughout the year, consistent with the normal payroll practices of the Bank.

         The Base Salary shall be reviewed at least annually following the Effective Date of this Agreement, while this Agreement is in force, to ascertain whether, in the judgment of the Board of the Bank or the Board's designee, such Base Salary should be increased, based primarily on Executive's performance during the year. If so increased, the Base Salary as stated above shall, likewise, be increased for all purposes of this Agreement.

         4.2 PERFORMANCE BONUS. Executive shall be entitled to a Performance Bonus based upon the profitability of the Bank. The Performance Bonus is triggered when the Bank's after tax earnings equal or exceed 0.50 percent of the average quarterly assets on an annualized basis. The Bank shall pay Executive a bonus equal to three percent (3%) of the Bank's quarterly net income before taxes (excluding extraordinary gains or losses. The Performance Bonus amounts shall be determined as of the close of each fiscal quarter and shall be paid to Executive within 45 days of each quarter-end. Aggregate quarterly bonuses in any one fiscal year shall not exceed the amount of Employee's Base Salary for such fiscal year.

         4.3 LONG-TERM INCENTIVES. During the term of this Agreement, Executive shall be entitled to participate in any and all long-term incentive programs at a level that is commensurate with his position with the Company.

         4.4 RETIREMENT BENEFITS. The Bank shall provide Executive all the benefits to which he is entitled under the Salary Continuation Plan (and any subsequent amendments thereto), which was adopted by the Bank in January of 1997 and approved by the OTS on April 4, 1997. The obligations of the Bank and pursuant to this Section 4.4 shall survive the termination of this Agreement.

         4.5 EXECUTIVE BENEFITS. The Bank shall provide Executive all benefits to which other executives and Executives of the Bank are entitled to receive, as commensurate with Executive's position, subject to the eligibility requirements and other provisions of such plans or arrangements. Such benefits shall include, but not be limited to, group term life insurance, comprehensive health and major medical insurance for Executive and his wife, dental and life insurance, and short-term and long-term disability insurance.

         The Executive shall be entitled to five weeks of paid vacation. The Bank shall pay to Executive, at the end of each fiscal year, double his regular daily rate of compensation (pursuant to the Base Salary) for each day of vacation he did not take and, instead, worked for either the Company or the Bank.

         4.6 PERQUISITES. The Bank shall provide to Executive, at the Bank's cost, all perquisites to which other similarly situated executives of the Bank are entitled to receive and such other perquisites which are suitable to the character of Executive's position with the Bank and adequate for the performance of his duties hereunder.

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         The Bank shall provide  Executive with a vehicle of like make and model as would be suitable to the character of Executive's position with the Company (the "Executive's Company Car"). The Bank shall reimburse Executive for the costs of maintaining the Executive Company Car, including repairs completed at any time while this Agreement is in effect.

         4.7 RIGHT TO CHANGE PLANS. The Bank shall not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite, so long as such changes are similarly applicable to executive officers (Vice President or above) generally.

         4.8 MINIMUM CAPITAL STOCK INVESTMENT AND REPURCHASE OF STOCK. Executive agrees to maintain his minimum capital stock investment in the Company (1993 stock purchase of 8,453 shares, ["Shares"]) for as long as this Agreement remains in effect. Upon voluntary termination for Good Reason as defined in
Section 6.7, involuntary termination (other than for Cause as provided in Section 6.5) the Company agrees to repurchase from Executive at book value or the fair market value, whichever is greater, all or any portion of the Shares which he wishes to sell to the Company. In the event the Company is dissolved, liquidated, or reorganized where the Bank is the surviving entity, and Executive voluntarily terminates his employment for Good Reason or is involuntarily terminated (other than for Cause), the Bank agrees to repurchase from Executive at book value or at fair market value, whichever is greater, any capital stock which he may then own in the Bank and which he wishes to sell to the Company; provided, however, that such repurchase shall not be required to the extent that the purchase would cause the Bank to fail to meet its minimum capital requirements.

                               ARTICLE 5. EXPENSES

         The Bank shall pay or reimburse Executive for all ordinary and necessary expenses, in a reasonable amount, which Executive incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various social clubs or professional, business, and civic associations and societies in which Executive's participation is in the best interest of the Company and/or the Bank.

                       ARTICLE 6. EMPLOYMENT TERMINATIONS

         6.1 TERMINATION DUE TO RETIREMENT OR DEATH. In the event Executive's employment is terminated while this Agreement is in force by reason of early or normal retirement (as provided under the then established rules of the Bank's tax-qualified retirement plan, "Retirement"), or death, Executive's benefits shall be determined in accordance with the Bank's retirement, survivors' benefits, insurance, and other applicable programs of the Bank then in effect. Upon the effective date of such termination, the Bank's obligation under this Agreement to pay and provide to Executive the elements of pay described in Sections 4.1, 4.2, and 4.3 shall immediately expire. However, Executive shall receive all other rights and benefits that he is vested in, pursuant to other plans and programs of the Bank. In addition, subject to any conflicting terms of any short-term incentive program which would provide for greater benefits following such termination, the Bank shall pay to Executive (or Executive's beneficiaries or estate, as applicable) a pro rata share any accrued bonus for such fiscal year. This pro rata Bonus amount shall be determined at the sole discretion of the Bank's Board of Directors, as a function of the number of days in such fiscal year prior to the date of employment termination in relation to the total number of days in such fiscal year. The pro rata Bonus shall be paid within 45 days of the Effective Date of employment termination. Also, all unvested stock awards (including, but not limited to, any stock options and restricted stock) will vest in full on the date of termination.

         6.2 TERMINATION DUE TO DISABILITY. If Executive becomes disabled or incapacitated to the extent that he is unable to perform his duties as President and Chief Executive Officer of the Company and the Bank, he shall nevertheless continue to receive the following percentages of his compensation, exclusive of any benefits which may be in effect for Executives of the Company and/or the Bank, for the following periods of disability: 100% for the first six months and 75% thereafter for the remaining term of this Agreement. Upon returning to active duties, Executive's full compensation as set forth in this Agreement shall be reinstated. In the event that Executive returns to active

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employment  on other than a  full-time  basis,  then his  compensation  shall be reduced in proportion to the time spent in said employment.

         There shall be deducted  from the amounts paid to  Executive  hereunder during any period of disability any amounts actually paid to the Executive pursuant to any disability insurance or other such similar program which the Company and/or the Bank have instituted or may institute on behalf of their
Executives  for  the  purpose  of  compensating   Executives  in  the  event  of
disability.

         For the purpose of this Agreement, Executive shall be deemed disabled or incapacitated if Executive, due to physical or mental illness, shall have been absent from his duties with the Bank, on a full-time basis for 90 days; provided that, if Executive shall not agree with a determination to terminate him because of disability or incapacity, the question of Executive's ability shall be submitted to an impartial and reputable physician selected by the parties hereto and such physician's determination on the question of disability or incapacity shall be binding.

         6.3 VOLUNTARY TERMINATION BY THE EXECUTIVE. Executive may terminate this Agreement at any time by giving the Board of Directors of the Company and of the Bank written notice of intent to terminate, delivered at least 60 calendar days prior to the effective date of such termination. This Section 6.3 shall not apply if Executive terminates employment because of Retirement. The Bank shall pay Executive his full Base Salary, at the rate then in effect as provided in Section 4.1 herein, through the effective date of termination, plus all other benefits to which the Executive has a vested right at that time (for this purpose, Executive shall not be paid any bonus with respect to the fiscal quarter in which voluntary termination under this Section 6.3 occurs). In the event that the voluntary termination is for Good Reason, the terms of Section
6.7 herein shall govern the parties' rights and obligations hereunder.

         6.4 INVOLUNTARY TERMINATION BY THE COMPANY AND/OR THE BANK WITHOUT CAUSE. At any time during the term of this Agreement, the Board of the Company or of the Bank may terminate Executive's employment, as provided under this Agreement, for reasons other than death, Disability, Retirement, or for Cause, by notifying Executive in writing of the Bank's and/or the Company's intent to terminate, at least 90 calendar days prior the effective date of such termination.

         Subject to the terms of Article 7 herein, following the expiration of the 90-day notice period, the Bank shall pay to Executive a lump sum cash payment equal to the present value of the sum of the following amounts:

         (a)   The  Base  Salary   which  would  have  been  paid  to  Executive
               throughout the remaining years of the term of this Agreement;

         (b) The Performance Bonus amount for the fiscal quarter in which the termination became effective;

         (c) The annualized long-term incentive award for the year in which termination occurs, at the higher of the targeted level of award or anticipated actual, multiplied by the remaining years of the term of this Agreement; and

         (d) The amount of Executive's annual club dues in the year of termination, multiplied by the remaining years of the term of this Agreement.

         For purposes of making the present value calculations described above, the Bank's Board shall treat such payments as if they were made at the point in time in the future when each such payment is scheduled to have been made. Such present value calculations shall at the Federal Discount Rate plus 2.5%.

         All unvested stock awards (including, but not limited to, any stock options and restricted stock) will vest on the date of termination. Further, the Bank shall continue Executive's health and welfare benefit coverage for the entire three-year period following employment termination (including health insurance for his wife), at the same cost, and on the same terms as existed immediately prior to employment termination. The Bank shall also transfer to Executive title to the Executive's Company Car, without cost to Executive, and shall pay to Executive a lump sum cash payment in an amount necessary to fully gross-up the income tax effect of said transfer.

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         The Bank and  Executive  thereafter  shall have no further  obligations under this Agreement. Notwithstanding the foregoing, in the event Executive obtains comparable employment, the Bank's obligation to continue Executive's health and welfare benefit coverage pursuant to this Section 6.4 shall immediately cease. The payments described in this Section 6.4 shall be in part to compensate Executive for being subject to the provisions of Article 9 hereafter, even though Executive's employment has been terminated without Cause or for Good Reason as provided in Section 6.7.

     6.5 TERMINATION FOR CAUSE. Nothing in this Agreement shall be construed to prevent the Board of the Bank from terminating Executive's employment under this Agreement for "Cause."

         "Cause" shall be determined by the appropriate Board of Directors (determined by where the conduct or action in question was taken) in the exercise of good faith and reasonable judgment; and shall be defined as the conviction of the Executive for the commission of an act of fraud, embezzlement, theft, or other criminal act constituting a felony under U.S. laws involving moral turpitude; or the gross neglect of the Executive in the performance of any or all material covenants under this Agreement, for reasons other than Executive's death, Disability, or Retirement. The Board, by majority vote, shall make the determination of whether Cause exists, after providing the Executive with notice of the reasons the Board believes Cause may exist, and after giving Executive the opportunity to respond to the allegation that Cause exists. In the event this Agreement is terminated by the Board for Cause, the Company shall pay Executive his Base Salary through the effective date of the employment termination and Executive shall immediately thereafter forfeit all rights and benefits (other than vested benefits) he would otherwise have been entitled to receive under this Agreement. The Bank and Executive, thereafter, shall have no further obligations under this Agreement provided, however, that the provisions of Article 9 shall continue to apply.

     6.6 OTHER REASONS FOR SUSPENSION/TERMINATION. The following are additional reasons for this Agreement to be suspended or terminated:

         (a) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to notice served under Section 8(e)(3) or
                  Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. Section 1818[e][3] and Section 1818[g][1]), Company's and the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion:
                  (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (b) If Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. Sections 1818[e][4] and [g][1]), all obligations of the Executive and the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and of the Company and/or the Bank, as of the date of termination, shall not be affected.

         (c) All obligations under this Agreement may be terminated pursuant to 12 C.F.R. Section 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of Bank is necessary):
                  (i) by the Director of the Office of Thrift Supervision ("OTS"), or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of Bank under the authority contained in Section 13(c) of the FDIA (12 U.S.C. Section 1823[c]); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of Bank or when Bank is determined by the Director of the OTS in final agency action to be in an unsafe or unsound condition, but vested rights of the Executive and of the Bank, as of the date of termination, shall not be affected.

         (d) If Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section 1818[x][1]) to mean an adjudication or other official determination by any court of competent


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                    jurisdication,  the  appropriate  federal  banking agency or other public authority pursuant to this Agreement shall terminate as of the date of default, but vested rights of the Executive as of the date of termination, shall not be affected.

         6.7 TERMINATION FOR GOOD REASON. At any time during the term of this Agreement, Executive may terminate this Agreement for Good Reason (as defined below) by giving the Board of Directors of the Company and/or of the Bank 60 calendar days written notice of intent to terminate, which notice sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. Executive's ability to terminate for Good Reason is contingent upon his agreement to allow the Company and/or the Bank to remedy, within such 60 day period, the events constituting Good Reason.

         Upon the failure of the Company and/or the Bank to remedy the events constituting Good Reason prior to the expiration of the 60 day notice period, the Good Reason termination shall become effective, and the Bank shall pay and provide Executive the benefits set forth in Section 6.4 herein (as if the termination were an involuntary termination without Cause.)

         Good Reason shall mean, without Executive's express prior written consent, the occurrence of any one or more of the following:

         (a) The assignment of Executive to duties materially inconsistent with Executive's authorities, duties, responsibilities, and status (including titles and reporting requirements) as an officer of the Company or of the Bank, or a material reduction or alteration in the nature or status of Executive's authorities, duties, or responsibilities from those in effect as of the Effective Date (or as subsequently increased), other than an insubstantial and inadvertent act that is remedied by the Company and/or the Bank promptly after receipt of notice thereof by the Executive;

         (b) The Bank's or the Company's requiring Executive to be based at a location in excess of 35 miles from the location of Executive's principal job location or office as of the Effective Date, except for required travel on the Company's or the Bank's business to an extent substantially consistent with Executive's present business obligations;

         (c) A reduction by the Bank of Executive's Base Salary as in effect on the Effective Date, or as the same shall be increase from time to time;

         (d) An intentional material reduction by the Company or the Bank of Executive's aggregate incentive opportunities under the Company's or Bank's short- and long-term incentive programs, as such opportunities exist on the Effective Date, or as such opportunities may be increased after the Effective Date. For this purpose, a reduction in Executive's incentive opportunities shall be deemed to have occurred in the event his targeted annualized award opportunities and/or the degree of probability of attainment of such annualized award opportunities, are materially diminished from the levels and probability of attainment that existed as of the Effective Date or as such opportunity and/or degree of probability have been increased from time to time;

         (e) The failure of the Company or the Bank to maintain Executive's relative level of coverage under the Bank's Executive benefit or retirement plans, policies, practices, or arrangements in which Executive participates as of the Effective Date, both in terms of the amount of benefits provided and the relative level of the executive's participation. For this purpose, the Company or the Bank may eliminate and/or modify existing programs and coverage levels; provided, however, that the Executive's level of coverage under all such programs must be at least as great as is such coverage provided to executives who have the same or lesser levels of reporting responsibilities within the organization;

         (f) The failure of the Company or the Bank to obtain a satisfactory agreement from any successor to the Company and/or the Bank to assume and agree to perform the Company's and the Bank's obligations under this Agreement, as contemplated in Article 11 herein; and

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         (g)      Any purported  termination  by the Company  and/or the Bank of
                  Executive's employment that is not effected pursuant to a notice of termination satisfying the requirements of Article 1 herein, and for purposes of this Agreement, no such purported termination shall be effective.

         Executive's right to terminate employment for Good Reason shall not be affected by Executive's incapacity due to physical or mental illness. Executive's continued employment shall not constitute a consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein. Upon a termination of Executive's employment for Good Reason at any time during the term of this Agreement, Executive shall be entitled to receive the same payments and benefits as he is entitled to receive following an involuntary termination of his employment by the Company and/or the Bank without Cause, as specified in Section 6.4 herein.

         6.8 CHANGE IN CONTROL. In the event of a change in control (with respect to either the Company or the Bank), as defined in 12 C.F.R. Section 574.4(a) or (b) of the OTS regulations, the Company and/or the Bank shall pay "delayed recognition bonus" equal to three times Executive's annual compensation, times the price/book value ration at which the Company or the Bank is acquired in recognition of Executive having agreed to defer payment of a higher Base Salary during the first three years of employment in order that the Company and Bank could reduce their employee compensation costs while the Company underwent reorganization and the Company and the Bank addressed and corrected regulators concerns.

                         ARTICLE 7. NO DUTY TO MITIGATE

         Executive shall not be required to mitigate the amount of any payment provided to him by the Bank as a result of Executive's termination.

                         ARTICLE 8. EXCISE TAX GROSS-UP

         8.1 EQUALIZATION PAYMENT. In the event that Executive becomes entitled to severance benefits under Sections 6.4, 6.7, or 6.8 herein ("Severance Benefits"), if any of the Severance Benefits will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax that may hereafter be imposed, the Bank shall pay to Executive in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive after deduction of (i) any Excise Tax on the Severance Benefits and (ii) any Federal, state, and local income tax and Excise Tax on the Gross-Up Payment provided for by this Section 8.1, shall be equal to the Severance Benefits. Such payment shall be made by the Company or the Bank to Executive as soon as practicable following the effective date of termination, but in no event beyond 30 days from such date.

          8.2 TAX COMPUTATION. For purposes of determining whether any of the Severance Benefits will be subject to the Excise Tax and the amounts of such Excise Tax:

         (a) Any other payments or benefits received or to be received by Executive in connection with a change in control of the Company or the Bank or Executive's termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Company and/or the Bank, or with any individual, entity, or group of individuals or entities (individually and collectively referred to in this Section 8.2 as "Persons" whose actions result in a change in control of the Company and/or Bank or any Person affiliated with the Company, the Bank, or such Persons) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code, and all "excess parachute payments" within the meaning of Code Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's and Bank's independent auditors and acceptable to Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered

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                  within the meaning of Code Section  280G(b)(4)  of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the excise tax;

         (b) The amount of the Severance Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of the Severance Benefits; or (ii) the amount of excess parachute payments within the meaning of Code
                  Section 280G(b)(1) of the Code (after applying clause (a) above); and

         (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's and the Bank's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. The base amount shall be determined by the Bank's independent auditors in accordance with the principles of sections 280G(d)(3) of the Code.

         For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the effective date of employment, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

         8.3 SUBSEQUENT RECALCULATION. In the event the Internal Revenue Service adjusts the computation of the Company under Section 8.1 herein, which adjustment becomes binding on the Service, the Company, the Bank, and the Executive, so that Executive did not receive the greatest net benefit, the Bank shall reimburse Executive for the full amount necessary to make Executive whole, plus a market rate of interest.

                            ARTICLE 9. NONCOMPETITION

         9.1 PROHIBITION ON COMPETITION. Without the prior written consent of the Company and the Bank, during the term of this Agreement, and for six months following the expiration of this Agreement, Executive shall not serve as an officer or engage directly, or indirectly, in any business or enterprise which is "in competition" with the Company and/or the Bank or its successors or assigns. For purposes of this Agreement, a business or enterprise will be deemed to be "in competition" if it is a banking institution, the headquarter of which is within 100 miles from the location of Executive's principal job location or office at the time of termination of employment. However, Executive shall not thereby be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as such ownership does not require him to devote substantial time to management or control of the business or activities in which he has invested.

         9.2 DISCLOSURE OF INFORMATION. Executive recognizes that he has access to and knowledge of certain confidential and proprietary information of the Company and of the Bank which is essential to the performance of his duties under this Agreement. Executive will not, during the term of his employment by the Company and/or the Bank, or within six months following expiration of this Agreement, in whole or in part, disclose such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall he make use of any such information for his own purposes.

         9.3 SPECIFIC PERFORMANCE. The parties recognize that the Company and the Bank will have no adequate remedy at law for breach by Executive of the requirements of this Article 9 and, in the event of such breach, the Company the Bank, and Executive hereby agree that, in addition to the right to seek monetary damages, the Bank and/or the Company will be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such requirements.

                           ARTICLE 10. INDEMNIFICATION

         The Company and the Bank hereby covenant and agree to indemnify and hold harmless Executive in a manner consistent with the provisions of the Company's and the Bank's Article of Incorporation.

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                             ARTICLE 11. ASSIGNMENT

         11.1 ASSIGNMENT BY BANK OR COMPANY. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company or of the Bank, and any such successor shall be deemed substituted for all purposes of the Company or the Bank under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or the business of the Company or of the Bank. Notwithstanding such assignment, the Company and/or the Bank shall remain, with such successor, jointly and severally liable for all its obligations hereunder.

         Failure of the Company and/or the Bank to obtain the agreement of any successor to be bound by the terms of this Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement, and shall immediately entitle Executive to compensation from the Bank in the same amount and on the same terms as the Executive would be entitled in the event of a termination of employment, as provided in Section 6.4 herein.

         Except as herein provided, this Agreement may not otherwise be assigned by the Company and/or the Bank.

         11.2 ASSIGNMENT BY EXECUTIVE. The services to be provided by Executive to the Company and the Bank hereunder are personal to Executive, and his duties may not be assigned by Executive; provided, however, that this Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If Executive dies while any amounts payable to Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, in the absence of such designee, to Executive's estate.

                    ARTICLE 12. DISPUTE RESOLUTION AND NOTICE

         12.1 DISPUTE RESOLUTION. Executive shall have the right and option to elect to have any good faith dispute or controversy arising under or in connection with this Agreement settled by litigation or by arbitration. The venue for any litigation concerning the enforcement of this Agreement or a breach of this Agreement shall be Orange County, Florida. If arbitration is selected, such proceeding shall be conducted before a panel of three arbitrators sitting in a location selected by the Executive, but within Orange County, Florida, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrators in any court having competent jurisdiction.

         All expenses of such litigation or arbitration, including the reasonable fees and expenses of the legal representative for the Executive, and necessary costs and disbursements incurred as a result of such dispute or legal proceeding, and any prejudgment interest, shall be borne by the Bank and/or the Company.

         12.2 NOTICE. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company and the Bank or, in the case of the Bank or the Company, to an executive officer of the Company and an executive officer of the Bank, at the Company's and the Bank's principal offices.

                            ARTICLE 13. MISCELLANEOUS

         13.1 ENTIRE AGREEMENT. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto, or between the Executive, the Bank, and the Company, with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect thereto.

          13.2 MODIFICATION. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or

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their legal representatives.

         13.3 SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and

         13.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

          13.5 TAX WITHHOLDING. The Bank may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

         13.6 BENEFICIARIES. Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board or the Board's designee. Executive may make or change such designation at any time.

                              ARTICLE 14. GOVERNING

         To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, Executive has executed, the Company (pursuant to a resolution adopted at a duly constituted meeting of the Company's Board of Directors) has executed this Agreement, and the Bank (pursuant to a resolution adopted at a duly constituted meeting of the Bank's Board of Directors) has executed this Agreement as of December 18, 1998.

FEDERAL TRUST CORPORATION                          EXECUTIVE:


By:/s/George W. Foster                             /s/James V. Suskiewich
   ----------------------                          ----------------------
     George W. Foster                              James V. Suskiewich
     On behalf of the
     Board of Directors

Attest:/s/Lori MacTavish
       ------------------

FEDERAL TRUST BANK

By:/s/George W. Foster
   ----------------------
     George W. Foster

     On behalf of the
     Board of Directors

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